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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported) October 19, 2000


                              QUADRAMED CORPORATION
                              ---------------------
               (Exact name of registrant as specified in charter)


                Delaware                0-21031               52-1992861
                --------                -------               ----------
                (State or other     (Commission File       (IRS Employer
                jurisdiction of       Number)              Identification No.)
                incorporation)


                      22 PELICAN WAY, SAN RAFAEL, CA 94901
                      ------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (415) 482-2100


                                       N/A
         (Former name or former address, if changed since last report.)
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ITEM 5. OTHER INFORMATION

On October 19, 2000, QuadraMed Corporation ("QuadraMed") closed the sale of its remaining interest in ChartOne, Inc. ("ChartOne") for approximately $26.6 million in cash to an investment group led by Warburg, Pincus Equity Partners, L.P. and certain of its affiliates ("Warburg Pincus"). The sale of the securities was made pursuant to the terms of a Securities Purchase Agreement, dated as of September 28, 2000, by and among QuadraMed and QuadraMed Operating Corporation, as sellers, and the investors named therein.

On June 7, 2000, ChartOne had completed the sale of 2,520,000 shares of its Series A Preferred Stock to Warburg Pincus and Prudential Group, Inc. for an aggregate cash price of approximately $25.2 million. The shares sold on June 7, 2000, represented approximately 43% of the shares of common stock of ChartOne calculated on a fully diluted basis.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a)     FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Not applicable.

        (b)     PRO FORMA FINANCIAL INFORMATION. Not applicable.

        (c)     EXHIBITS.

                        2.1 Securities Purchase Agreement, dated as of September 28, 2000, by and among QuadraMed Corporation and QuadraMed Operating Corporation, as Seller, and certain investors named therein.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       QUADRAMED CORPORATION


DATE: November 6, 2000                 By: /s/ Mark N. Thomas
                                       -----------------------------------------
                                               Mark N. Thomas,
                                               Chief Financial Officer



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